Exhibit 10(y)
NORTHROP GRUMMAN
OFFICERS RETIREMENT ACCOUNT CONTRIBUTION PLAN
(Effective as of October 1, 2009)

TABLE OF CONTENTS

INTRODUCTION		1

ARTICLE I DEFINITIONS		1
1.1	Definitions	1

ARTICLE II PARTICIPATION		4
2.1	In General	4
2.2	Disputes as to Employment Status	4

ARTICLE III CREDITS TO ACCOUNTS		4
3.1	Accounts	4
3.2	Company Contribution Credits	5
3.3	Earnings Credits	5
3.4	Valuation of Accounts	5
3.5	Use of a Trust	5
3.6	Investment Return Not Guaranteed	5

ARTICLE IV VESTING AND FORFEITURES		6
4.1	In General	6
4.2	Exceptions	6

ARTICLE V DISTRIBUTIONS		6
5.1	Normal Distribution Rules	6
5.2	Effect of Taxation	6
5.3	Permitted Delays	6
5.4	Payments Not Received At Death	7
5.5	Inability to Locate Participant	7
5.6	Committee Rules	7

ARTICLE VI ADMINISTRATION		7
6.1	Committees	7
6.2	Committee Action	8
6.3	Powers and Duties of the Administrative Committee	8
6.4	Powers and Duties of the Investment Committee	9
6.5	Construction and Interpretation	9
6.6	Information	9
6.7	Committee Compensation, Expenses and Indemnity	9
6.8	Claims	10

ARTICLE VII MISCELLANEOUS		10
7.1	Unsecured General Creditor	10
7.2	Restriction Against Assignment	10
7.3	Restriction Against Double Payment	11
7.4	Withholding	11
7.5	Amendment, Modification, Suspension or Termination	11
7.6	Governing Law	12
7.7	Receipt and Release	12
7.8	Payments on Behalf of Persons Under Incapacity	12

i

7.9	Limitation of Rights and Employment Relationship	12
7.10	Headings	12

ii

INTRODUCTION
              The Northrop Grumman Officers Retirement Account Contribution Plan (the “Plan”) is hereby adopted effective as of October 1, 2009. This Plan is intended (1) to comply with section 409A of the Internal Revenue Code, as amended (the “Code”) and official guidance issued thereunder, and (2) to be “a plan which is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees” within the meaning of sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974. Notwithstanding any other provision of this Plan, this Plan shall be interpreted, operated and administered in a manner consistent with these intentions.
ARTICLE I
DEFINITIONS
1.1	Definitions
              Whenever the following words and phrases are used in this Plan, with the first letter capitalized, they shall have the meanings specified below.
              “Account” shall mean the recordkeeping account set up for each Participant to keep track of amounts to his or her credit.
              “Administrative Committee” means the committee in charge of Plan administration, as described in Article VI.
              “Affiliated Companies” shall mean the Company and any entity affiliated with the Company under Code sections 414(b) or (c).
              “Beneficiary” or “Beneficiaries” shall mean the person or persons, including a trustee, personal representative or other fiduciary, last designated in writing by a Participant in accordance with procedures established by the Administrative Committee to receive the benefits specified hereunder in the event of the Participant’s death.
              (a)     No Beneficiary designation shall become effective until it is filed with the Administrative Committee.
              (b)     Any designation shall be revocable at any time through a written instrument filed by the Participant with the Administrative Committee with or without the consent of the previous Beneficiary.
                        No designation of a Beneficiary other than the Participant’s spouse shall be valid unless consented to in writing by such spouse. If there is no such designation or if there is no surviving designated Beneficiary, then the Participant’s surviving spouse shall be the Beneficiary. If there is no surviving spouse to receive any benefits payable in accordance with the preceding sentence, the duly appointed and currently acting personal representative of the Participant’s estate (which shall include either the Participant’s probate estate or living trust) shall be the Beneficiary. In any case where there is no such personal representative of the Participant’s estate duly appointed and acting in that capacity within 90 days after the Participant’s death (or such extended period as the Administrative Committee determines is reasonably necessary to allow such personal representative to be appointed, but not to exceed 180 days after the Participant’s death), then Beneficiary shall mean the person or persons who can verify by affidavit or court order to the satisfaction of the Administrative Committee that they are legally entitled to receive the benefits specified hereunder. Any payment made pursuant to such determination shall constitute a full release and discharge of the Plan, the Administrative Committee and the Company. A Participant will automatically revoke a designation of a spouse as primary beneficiary upon the dissolution of their marriage.
               (c)     In the event any amount is payable under the Plan to a minor, payment shall not be made to the minor, but instead be paid (1) to that person’s living parent(s) to act as custodian, (2) if that person’s parents are then divorced, and one parent is the sole custodial parent, to such custodial parent, or (3) if no parent of that person is then living, to a custodian selected by the Administrative Committee to hold the funds for the minor under the Uniform Transfers or Gifts to Minors Act in effect in the jurisdiction in which the minor resides. If no parent is living and the Administrative Committee decides not to select another custodian to hold the funds for the minor, then payment shall be made to the duly appointed and currently acting guardian of the estate for the minor or, if no guardian of the estate for the minor is duly appointed and currently acting within 60 days after the date the amount becomes payable, payment shall be deposited with the court having jurisdiction over the estate of the minor. Any payment made pursuant to such determination shall constitute a full release and discharge of the Plan, the Administrative Committee and the Company.
              (d)     Payment by the Affiliated Companies pursuant to any unrevoked Beneficiary designation, or to the Participant’s estate if no such designation exists, of all benefits owed hereunder shall terminate any and all liability of the Affiliated Companies.
              “Board” shall mean the Board of Directors of the Company.
              “Code” shall mean the Internal Revenue Code of 1986, as amended.
              “Committees” shall mean the Committees appointed as provided in Article VI.
              “Company” shall mean Northrop Grumman Corporation and any successor.
              “Company Contributions” shall mean credits to a Participant’s Account, as described in Section 3.2.
              “Compensation” shall be “compensation” as defined by Section 5.01 of the NGSP.
              “Eligible Employee” shall mean any Employee who meets the following conditions:

              (a)      he or she is an elected or appointed officer of an Affiliated Company other than Vinnell Corporation, Component Technologies or Premier America Credit Union;
              (b)      he or she is not eligible to accrue benefits under a Company-sponsored qualified defined benefit pension plan;
              (c)      he or she is not eligible to actively accrue benefits under Appendix F (“CPC SERP”), Appendix G (“OSERP”), or Appendix I (“OSERP II”) of the Northrop Grumman Supplemental Plan 2; and
              (d)      he or she is not otherwise designated as being ineligible to participate in the Plan.
              “Employee” shall mean any common law employee of the Affiliated Companies who is classified as an employee by the Affiliated Companies.
              “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.
              “Investment Committee” means the committee in charge of investment aspects of the Plan, as described in Article VI.
              “Key Employee” means an employee treated as a “specified employee” under Code section 409A(a)(2)(B)(i) of the Company or the Affiliated Companies (i.e., a key employee (as defined in Code section 416(i) without regard to paragraph (5) thereof)) if the Company’s or an Affiliated Company’s stock is publicly traded on an established securities market or otherwise. The Company shall determine in accordance with a uniform Company policy which Participants are Key Employees as of each December 31 in accordance with IRS regulations or other guidance under Code section 409A, provided that in determining the compensation of individuals for this purpose, the definition of compensation in Treas. Reg. § 1.415(c)-2(d)(3) shall be used. Such determination shall be effective for the twelve (12) month period commencing on April 1 of the following year.
              “NGSP” means the Northrop Grumman Savings Plan.
              “Participant” shall mean any Eligible Employee who participates in this Plan in accordance with Article II.
              “Plan” shall be the Northrop Grumman Officers Retirement Account Contribution Plan.
              “Separation from Service” means a “separation from service” within the meaning of Code section 409A.

ARTICLE II
PARTICIPATION
2.1	In General
              (a)      An Employee shall automatically become a Participant and eligible for Company Contributions as of the later of October 1, 2009 or the date the Employee becomes an Eligible Employee.
              (b)      An individual will cease to be a Participant when he or she no longer has a positive balance in his or her Account.
2.2	Disputes as to Employment Status
              (a)      Because there may be disputes about an individual’s proper status as an Employee or non-Employee, this Section describes how such disputes are to be handled with respect to Plan participation.
              (b)      The Affiliated Companies will make the initial determination of an individual’s employment status.
                        (1)      If an individual is not treated by the Affiliated Companies as a common law employee, then the Plan will not consider the individual to be an “Eligible Employee” and he or she will not be entitled to participate in the Plan.
                        (2)      This will be so even if the individual is told he or she is entitled to participate in the Plan and given a summary of the plan or other actions are taken indicating that he or she may participate.
              (c)      Disputes may arise as to an individual’s employment status. As part of the resolution of the dispute, an individual’s status may be changed by the Affiliated Companies from non-Employee to Employee. Such Employees are not Eligible Employees and will not be entitled to participate in the Plan.
ARTICLE III
CREDITS TO ACCOUNTS
3.1	Accounts
              The Administrative Committee shall establish and maintain a recordkeeping Account for each Participant under the Plan.

3.2	Company Contribution Credits
              If a Participant qualifies as an Eligible Employee during a payroll period, the Participant’s Account shall be credited with a Company Contribution as soon as practicable after the end of the payroll period. The Company Contribution for a payroll period shall equal 4% of the Participant’s Compensation for the payroll period.
3.3	Earnings Credits
              A Participant’s Account will be periodically credited with earnings, gains and losses as if the Account was invested in the same investment options as the Participant’s RAC Subaccount in the Northrop Grumman Savings Excess Plan. If a Participant does not have such a RAC Subaccount, his Account will be credited with earnings, gains and losses as if the Account was invested in the qualified default investment alternative (“QDIA”) that applies to the Participant under the NGSP.
3.4	Valuation of Accounts
              (a)      The valuation of Participants’ Accounts will reflect earnings, losses, expenses and distributions, and will be made in accordance with the rules and procedures of the Administrative Committee.
              (b)      The Administrative Committee may set regular valuation dates and times and also use special valuation dates and times and procedures from time to time under unusual circumstances and to protect the financial integrity of the Plan.
              (c)      The Administrative Committee may use averaging methods to determine values and accrue estimated expenses.
              (d)      The Administrative Committee may change its valuation rules and procedures from time to time and without prior notice to Participants.
3.5	Use of a Trust
              The Company may set up a trust to hold any assets or insurance policies that it may use in meeting its obligations under the Plan. Any trust set up will be a rabbi trust and any assets placed in the trust shall continue for all purposes to be part of the general assets of the Company and shall be available to its general creditors in the event of the Company’s bankruptcy or insolvency.
3.6	Investment Return Not Guaranteed
              Investment performance under the Plan is not guaranteed at any level. Participants may lose all or a portion of the Company Contributions credited to their Accounts due to poor investment performance.

ARTICLE IV
VESTING AND FORFEITURES
4.1	In General
              A Participant shall become vested in his Account balance upon completing three years of service. For this purpose, years of service shall be calculated in the same manner as for purposes of determining vesting in Retirement Account Contributions under the NGSP (including the treatment of a break in service).
4.2	Exceptions
The following exceptions apply to the vesting rule:

(a) Forfeitures on account of a lost payee. See Section 5.5.

(b) Forfeitures under an escheat law.

(c) Recapture of amounts improperly credited to a Participant’s Account or improperly paid to or with respect to a Participant.

(d) Expenses charged to a Participant’s Account.

(e) Investment losses.
ARTICLE V
DISTRIBUTIONS
5.1	Normal Distribution Rules
              The vested balance in a Participant’s Account shall be distributed in a lump sum upon a Participant’s Separation from Service. Notwithstanding the foregoing, distribution will not be made to a Key Employee upon a Separation from Service until the date which is six months after the date of the Key Employee’s Separation from Service (or, if earlier, the date of death of the Key Employee).
5.2	Effect of Taxation
              If Plan benefits are includible in the income of a Participant under Code section 409A prior to actual receipt of the benefits, the Administrative Committee shall immediately distribute the benefits found to be so includible to the Participant.
5.3	Permitted Delays

              Notwithstanding the foregoing, any payment to a Participant under the Plan shall be delayed upon the Administrative Committee’s reasonable anticipation of one or more of the following events:
              (a)      The Company’s deduction with respect to such payment would be eliminated by application of Code section 162(m); or
              (b)      The making of the payment would violate Federal securities laws or other applicable law;
              (c)      provided, that any payment delayed pursuant to this Section 5.3 shall be paid in accordance with Code section 409A.
5.4	Payments Not Received At Death
              In the event of the death of a Participant before receiving a payment, payment will be made to his or her estate if death occurs on or after the date of a check that has been issued by the Company. Otherwise, payment of the amount will be made to the Participant’s Beneficiary.
5.5	Inability to Locate Participant
              In the event that the Administrative Committee is unable to locate a Participant or Beneficiary within two years following the required payment date, the amount allocated to the Participant’s Account shall be forfeited.
5.6	Committee Rules
              All distributions are subject to the rules and procedures of the Administrative Committee. The Administrative Committee may also require the use of particular forms. The Administrative Committee may change its rules, procedures and forms from time to time and without prior notice to Participants.
ARTICLE VI
ADMINISTRATION
6.1	Committees
              (a)      The Administrative Committee shall be appointed by the Company.
              (b)      An Investment Committee (referred to together with the Administrative Committee as, the “Committees”), comprised of one or more persons, shall be appointed by and serve at the pleasure of the Board (or its delegate). The number of members comprising the Investment Committee shall be determined by the Board, which may from time to time vary the number of members. A member of the Investment Committee may resign by delivering a written notice of resignation to the Board. The Board may remove any member by delivering a certified copy of its resolution of removal to such member. Vacancies in the membership of the Investment Committee shall be filled promptly by the Board.
6.2	Committee Action
              Each Committee shall act at meetings by affirmative vote of a majority of the members of that Committee. Any determination of action of a Committee may be made or taken by a majority of a quorum present at any meeting thereof, or without a meeting, by resolution or written memorandum signed by a majority of the members of the Committee then in office. A member of a Committee shall not vote or act upon any matter which relates solely to himself or herself as a Participant. The Chairman or any other member or members of each Committee designated by the Chairman may execute any certificate or other written direction on behalf of the Committee of which he or she is a member.
              The Company shall appoint a Chairman from among the members of the Administrative Committee and a Secretary who may or may not be a member of the Administrative Committee. The Administrative Committee shall conduct its business according to the provisions of this Article and the rules contained in the current edition of Robert’s Rules of Order or such other rules of order the Administrative Committee may deem appropriate. The Administrative Committee shall hold meetings from time to time in any convenient location.
6.3	Powers and Duties of the Administrative Committee
              The Administrative Committee shall enforce the Plan in accordance with its terms, shall be charged with the general administration of the Plan, and shall have all powers necessary to accomplish its purposes, including, but not by way of limitation, the following:
              (a)      To construe and interpret the terms and provisions of this Plan and make all factual determinations;
              (b)      To compute and certify to the amount and kind of benefits payable to Participants and their Beneficiaries;
              (c)      To maintain all records that may be necessary for the administration of the Plan;
              (d)      To provide for the disclosure of all information and the filing or provision of all reports and statements to Participants, Beneficiaries or governmental agencies as shall be required by law;
              (e)      To make and publish such rules for the regulation of the Plan and procedures for the administration of the Plan as are not inconsistent with the terms hereof;
              (f)      To appoint a Plan administrator or any other agent, and to delegate to them such powers and duties in connection with the administration of the Plan as the Administrative Committee may from time to time prescribe (including the power to subdelegate);

              (g)      To exercise powers granted the Administrative Committee under other Sections of the Plan; and
              (h)      To take all actions necessary for the administration of the Plan, including determining whether to hold or discontinue insurance policies purchased in connection with the Plan.
6.4	Powers and Duties of the Investment Committee
              The Investment Committee shall have all powers necessary to accomplish its purposes, including, but not by way of limitation, the following:
              (a)      To oversee any rabbi trust; and
              (b)      To appoint agents, and to delegate to them such powers and duties in connection with its duties as the Investment Committee may from time to time prescribe (including the power to subdelegate).
6.5	Construction and Interpretation
              The Administrative Committee shall have full discretion to construe and interpret the terms and provisions of this Plan, to make factual determinations and to remedy possible inconsistencies and omissions. The Administrative Committee’s interpretations, constructions and remedies shall be final and binding on all parties, including but not limited to the Affiliated Companies and any Participant or Beneficiary. The Administrative Committee shall administer such terms and provisions in a uniform and nondiscriminatory manner and in full accordance with any and all laws applicable to the Plan.
6.6	Information
              To enable the Committees to perform their functions, the Affiliated Companies adopting the Plan shall supply full and timely information to the Committees on all matters relating to the compensation of all Participants, their death or other events that cause termination of their participation in this Plan, and such other pertinent facts as the Committees may require.
6.7	Committee Compensation, Expenses and Indemnity
              (a)      The members of the Committees shall serve without compensation for their services hereunder.
              (b)      The Committees are authorized to employ such accounting, consultants or legal counsel as they may deem advisable to assist in the performance of their duties hereunder.
              (c)      To the extent permitted by ERISA and applicable state law, the Company shall indemnify and hold harmless the Committees and each member thereof, the Board and any delegate of the Committees who is an employee of the Affiliated Companies against any and all expenses, liabilities and claims, including legal fees to defend against such liabilities and claims arising out of their discharge in good faith of responsibilities under or incident to the Plan, other than expenses and liabilities arising out of willful misconduct. This indemnity shall not preclude such further indemnities as may be available under insurance purchased by the Company or provided by the Company under any bylaw, agreement or otherwise, as such indemnities are permitted under ERISA and state law.
6.8	Claims
              The Company’s standardized “Northrop Grumman Nonqualified Retirement Plans Claims and Appeals Procedures” shall apply in handling claims and appeals under this Plan.
ARTICLE VII
MISCELLANEOUS
7.1	Unsecured General Creditor
              Participants and their Beneficiaries, heirs, successors, and assigns shall have no legal or equitable rights, claims, or interest in any specific property or assets of the Affiliated Companies. No assets of the Affiliated Companies shall be held in any way as collateral security for the fulfilling of the obligations of the Affiliated Companies under this Plan. Any and all of the Affiliated Companies’ assets shall be, and remain, the general unpledged, unrestricted assets of the Affiliated Companies. The obligation under the Plan of the Affiliated Companies adopting the Plan shall be merely that of an unfunded and unsecured promise of those Affiliated Companies to pay money in the future, and the rights of the Participants and Beneficiaries shall be no greater than those of unsecured general creditors. It is the intention of the Affiliated Companies that this Plan be unfunded for purposes of the Code and for purposes of Title I of ERISA.
7.2	Restriction Against Assignment
              (a)      The Company shall pay all amounts payable hereunder only to the person or persons designated by the Plan and not to any other person or corporation. No part of a Participant’s Accounts shall be liable for the debts, contracts, or engagements of any Participant, his or her Beneficiary, or successors in interest, nor shall a Participant’s Accounts be subject to execution by levy, attachment, or garnishment or by any other legal or equitable proceeding, nor shall any such person have any right to alienate, anticipate, sell, transfer, commute, pledge, encumber, or assign any benefits or payments hereunder in any manner whatsoever. If any Participant, Beneficiary or successor in interest is adjudicated bankrupt or purports to anticipate, alienate, sell, transfer, commute, assign, pledge, encumber or charge any distribution or payment from the Plan, voluntarily or involuntarily, the Administrative Committee, in its discretion, may cancel such distribution or payment (or any part thereof) to or for the benefit of such Participant, Beneficiary or successor in interest in such manner as the Administrative Committee shall direct.
              (b)      The actions considered exceptions to the vesting rule under Section 4.2 will not be treated as violations of this Section.

              (c)      Notwithstanding the foregoing, all or a portion of a Participant’s vested Account balance may be paid to another person as specified in a domestic relations order that the Administrative Committee determines is qualified (a “Qualified Domestic Relations Order”). For this purpose, a Qualified Domestic Relations Order means a judgment, decree, or order (including the approval of a settlement agreement) which is:
                         (1)      issued pursuant to a State’s domestic relations law;
                         (2)      relates to the provision of child support, alimony payments or marital property rights to a spouse, former spouse, child or other dependent of the Participant;
                         (3)      creates or recognizes the right of a spouse, former spouse, child or other dependent of the Participant to receive all or a portion of the Participant’s benefits under the Plan; and
                         (4)      meets such other requirements established by the Administrative Committee.
                        The Administrative Committee shall determine whether any document received by it is a Qualified Domestic Relations Order. In making this determination, the Administrative Committee may consider the rules applicable to “domestic relations orders” under Code section 414(p) and ERISA section 206(d), and such other rules and procedures as it deems relevant.
7.3	Restriction Against Double Payment
              If a court orders an assignment of benefits despite Section 7.2, the affected Participant’s benefits will be reduced accordingly. The Administrative Committee may use any reasonable actuarial assumptions to accomplish the offset under this Section.
7.4	Withholding
              There shall be deducted from each payment made under the Plan or any other compensation payable to the Participant (or Beneficiary) all taxes, which are required to be withheld by the Affiliated Companies in respect to such payment or this Plan. The Affiliated Companies shall have the right to reduce any payment (or compensation) by the amount of cash sufficient to provide the amount of said taxes.
7.5	Amendment, Modification, Suspension or Termination
              The Company may, in its sole discretion, terminate, suspend or amend this Plan at any time or from time to time, in whole or in part for any reason. Notwithstanding the foregoing, no amendment or termination of the Plan shall reduce the amount of a Participant’s Account balance as of the date of such amendment or termination. Upon termination of the Plan, distribution of balances in Accounts shall be made to Participants and Beneficiaries in the manner and at the time described in Article V, unless the Company determines in its sole discretion that all such amounts shall be distributed upon termination in accordance with the requirements under Code section 409A.

7.6	Governing Law
              To the extent not preempted by ERISA, this Plan shall be construed, governed and administered in accordance with the laws of Delaware.
7.7	Receipt and Release
              Any payment to a payee in accordance with the provisions of the Plan shall, to the extent thereof, be in full satisfaction of all claims against the Plan, the Committees and the Affiliated Companies. The Administrative Committee may require such payee, as a condition precedent to such payment, to execute a receipt and release to such effect.
7.8	Payments on Behalf of Persons Under Incapacity
              In the event that any amount becomes payable under the Plan to a person who, in the sole judgment of the Administrative Committee, is considered by reason of physical or mental condition to be unable to give a valid receipt therefore, the Administrative Committee may direct that such payment be made to any person found by the Committee, in its sole judgment, to have assumed the care of such person. Any payment made pursuant to such determination shall constitute a full release and discharge of the Administrative Committee and the Company.
7.9	Limitation of Rights and Employment Relationship
              Neither the establishment of the Plan, any trust nor any modification thereof, nor the creating of any fund or account, nor the payment of any benefits shall be construed as giving to any Participant, or Beneficiary or other person any legal or equitable right against the Affiliated Companies or any trustee except as provided in the Plan and any trust agreement; and in no event shall the terms of employment of any Employee or Participant be modified or in any way be affected by the provisions of the Plan and any trust agreement.
7.10	Headings
              Headings and subheadings in this Plan are inserted for convenience of reference only and are not to be considered in the construction of the provisions hereof.
* * *

IN WITNESS WHEREOF, this Plan is hereby executed by a duly authorized officer on this 17th day of Dec., 2009.

NORTHROP GRUMMAN CORPORATION
By:	/s/ Debora L. Catsavas
Debora L. Catsavas
Vice President, Compensation, Benefits & International